2011 EQUITY INCENTIVE PLAN
OF BUCCANEER HOLDINGS, INC.
RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into as of this          day of      (the “Grant Date”) by and between Buccaneer Holdings, Inc. (the “Company”) and                  (the “Recipient”).
AGREEMENT
In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified below. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan.
(a)    “Change in Control” means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Carlyle Entities and their respective Affiliates in the aggregate acquire(s) (a) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance that has not yet occurred) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Change in Control; provided, further, that any transaction or series of transactions shall only constitute a Change in Control if such transaction or series of transactions constitutes a “change in control event” within the meaning of Section 409A of the Code.
(b)    “Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.
(c)    “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
(d)    “Plan” means the 2011 Equity Incentive Plan of Buccaneer Holdings, Inc., as may be amended from time to time.
(e)    “Public Offering” shall mean the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.
(f)    “Requirements of Law” means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.
(g)    “Restrictions” means the restrictions and conditions set forth in Section 3 and Section 4 below, as applicable with respect to the Restricted Shares and the Retained Distributions (as defined below).
ARTICLE 2
ISSUANCE OF COMMON STOCK
2.1    Issuance of Restricted Shares. Upon the terms and subject to the conditions set forth herein (including all exhibits hereto) and in the Plan and the Stockholders Agreement, contemporaneously with the execution and delivery of this Agreement, the Company is issuing to the Recipient from the Plan, and the Recipient is receiving from the Company, _______ Shares (the “Restricted Shares”). The Recipient hereby agrees that except as required by law, he or she will not disclose to any Person other than the Recipient’s spouse and/or tax or financial advisor (if any) the grant of the Restricted Shares or any of the terms or provisions hereof without the prior approval of the Administrator, and the Recipient agrees that, in the discretion of the Administrator, the Restricted Shares shall be forfeited if the Recipient violates the non-disclosure provisions of this Section 2.1. In connection with the grant of the Restricted Shares, the Recipient shall cause his or her spouse, if any, to execute the consent attached hereto as Exhibit A as soon as practicable following the Grant Date.
2.2    Manner of Issuance of Restricted Shares. Restricted Shares issued pursuant to this Agreement shall only be issued following the occurrence of all of the following:
(a)    Execution by the Recipient of this Agreement;
(b)    Execution by the Recipient of the Stockholders Agreement; and
(c)    Delivery to the Company one or more stock powers endorsed in blank relating to the Restricted Shares, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or surrendered or that shall not become vested in accordance with this Agreement.

2.3    Conditions to Issuance of Stock Certificates.
(a)    The Administrator may, in good faith in the reasonable exercise of its discretion, take whatever additional actions it deems appropriate to effect compliance by the Company and the Recipient of the Securities Act, the Exchange Act and any other federal or state securities laws or regulations, including, without limitation, placing legends on share certificates pursuant to Section 2.3(b) or otherwise. A certificate of shares will be delivered to the Recipient at the Company’s principal place of business following the receipt by the Company of the executed documents referenced in Section 2.2 above or the Company may, in the Administrator’s discretion, retain physical possession of the certificate until such time as the Administrator deems appropriate (including, without limitation, until such time or times that the Restrictions have lapsed pursuant to Section 4). In lieu of the delivery of certificates, evidence of ownership in the Restricted Shares may be evidenced by the book-entry method. The Company shall not have any liability to the Recipient for any delay in the delivery of certificates issued in respect of the Restricted Shares. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Restricted Shares issued or otherwise evidence ownership in another form (e.g., book entry) prior to fulfillment of all of the following conditions:
(i)    The admission of such Restricted Shares to listing on any and all stock exchanges on which such class of stock is then listed;
(ii)    The completion of any registration or other qualification of such Restricted Shares, or the determination of exemption from registration or qualification, under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in good faith, in the reasonable exercise of discretion, deem necessary or advisable; and
(iii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in good faith, in the reasonable exercise of its discretion, determine to be necessary or advisable.
(b)    To the extent the Company delivers a certificate of shares pursuant to Section 2.3(a), such certificate will bear the following legend (or one to substantially similar effect):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”
“ANY SALE OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION (“TRANSFER”) OF THIS SECURITY IS RESTRICTED BY THE TERMS OF THE MANAGEMENT STOCKHOLDERS AGREEMENT DATED APRIL 6, 2011, AS AMENDED OR AMENDED AND RESTATED AND IN EFFECT, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.”
ARTICLE 3
RESTRICTIONS
3.1    Restrictions. Subject to Section 3.2, the Recipient shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to such Restricted Shares, except that until such time as the Restrictions have lapsed pursuant to Section 4, the following provisions shall apply:
(d)    The Recipient shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the Restrictions have lapsed with respect thereto pursuant to Section 4;
(e)    The Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become Vested (as defined below), and such Retained Distributions shall not bear interest or be segregated in separate accounts;
(f)    In addition to any terms and conditions of the Plan and the Stockholders Agreement, the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Recipient before the Restrictions have lapsed pursuant to Section 4; and
(g)    The Restricted Shares and Retained Distributions shall be subject to forfeiture upon termination of Executive’s employment with the Company to the extent set forth in Section 4 and upon the breach of any of the terms or conditions of this Agreement.
3.2    Proxy Holder. Notwithstanding Section 3.1, during the period beginning on the Grant Date and ending on the date the Restrictions lapse pursuant to Section 4, the Recipient hereby grants to Carlyle Partners V, L.P. (“Carlyle”) or any affiliate of Carlyle (as designated by Carlyle) the Recipient’s proxy, and appoints Carlyle or such affiliate as the Recipient’s attorney in fact (with full power of substitution) (in such capacity, a “Proxy Holder”), to vote or act by written consent with respect to the Restricted Shares in connection with any and all matters as to which any vote or actions may be requested or required. This proxy is coupled with an interest and shall be irrevocable, and the Recipient will take further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. The Recipient acknowledges that the Proxy Holder is not acting as a fiduciary for the Recipient and may act in the interests of the Proxy Holder which may be different from those of the Recipient. The Proxy Holder shall not have any liability to the Recipient as a result of any action taken or failure to take action pursuant to the foregoing proxy. The Company hereby acknowledges the receipt of and the validity of the foregoing irrevocable proxy and hereby agrees to recognize the Proxy Holder as the sole attorney and proxy for the Recipient with respect to the Restricted Shares at all times prior to the lapse of the Restrictions pursuant to Section 4.
3.3    Improper disposal. Any attempt to dispose of Restricted Shares in a manner contrary to the Restrictions or any other written agreement to which the Company and the Recipient are parties shall be ineffective and void ab initio.
ARTICLE 4
WHEN RESTRICTIONS LAPSE
4.1    Vesting. Subject to Sections 4.2 and 4.3, the Restrictions shall lapse with respect to all of the Restricted Shares and the Restricted Shares shall become vested and non-forfeitable (“Vested”) in three equal and cumulative installments as follows:
(c)    The first installment shall consist of 33.33% of the Restricted Shares and shall become Vested on the first anniversary of the Grant Date;
(d)    The second installment shall consist of 33.33% of the Restricted Shares and shall become Vested on the second anniversary of the Grant Date; and
(e)    The third installment shall consist of 33.33% of the Restricted Shares and shall become Vested on the third anniversary of the Grant Date.
4.2    Termination of Service. In the event of the termination of service as a Service Provider with the Company and its Subsidiaries, the unvested Restricted Shares shall be automatically forfeited by the Recipient as of the date of such termination of service and shall not thereafter become Vested; provided that, all Restricted Shares shall become Vested in the event of termination of service as a Service Provider by the Company without Cause within the twelve (12)-month period immediately following a Change in Control.
4.3    Discretionary Vesting. The Administrator may, in its sole discretion, accelerate the vesting of any portion of the Restricted Shares that has not been forfeited pursuant to Section 4.2 and has not otherwise become Vested pursuant to Section 4.1 or Section 4.2.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE RECIPIENT
The Recipient hereby represents and warrants with respect to the Restricted Shares issued pursuant to this Agreement, as of the date hereof, as follows:
5.1    Authorization. The Recipient has the necessary authority and capacity to enter into and perform his or her obligations under this Agreement.
5.2    Noncontravention. The execution, delivery and performance of this Agreement by the Recipient and the consummation of the transactions contemplated hereby, do not and will not (a) violate any Requirements of Law applicable to the Recipient, or (b) result in a material breach or default under any of the Contractual Obligations of the Recipient, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Recipient or the Recipient’s properties.
5.3    Binding Effect. This Agreement has been duly executed and delivered by the Recipient, and this Agreement constitutes the legal, valid and binding obligations of the Recipient, enforceable against the Recipient in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
5.4    Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Recipient (including, without limitation, the acquisition of the Restricted Shares) or enforcement against the Recipient of this Agreement or the transactions contemplated hereby.
5.5    Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Recipient or any action taken by the Recipient. The Company shall not be liable for any costs or expenses incurred by or on behalf of the Recipient in connection with this Agreement or the transactions contemplated hereby.
5.6    Securities Law Representations.
(a)    The Recipient is receiving the Restricted Shares for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.
(b)    The Recipient has been given the opportunity to obtain any information or documents which he or she deems necessary to evaluate the merits and risks related to his or her investment in the Restricted Shares and to verify the information received, and the Recipient’s knowledge and experience in financial and business matters are such that he or she is capable of evaluating the merits and risks of his or her receipt of the Restricted Shares.
(c)    The Recipient’s financial condition is such that he or she can afford to bear the economic risk of holding the Restricted Shares for an indefinite period of time and has adequate means for providing for the Recipient’s current needs and contingencies and to suffer a complete loss of his or her investment in the Restricted Shares.
(d)    The Recipient hereby consents to the placement of a restrictive legend as contemplated herein and by the Stockholders Agreement.
(e)    The Recipient is an “accredited investor,” as that term is defined in Regulation D under the Securities Act.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Recipient, as of the date hereof, as follows:
6.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted. The Company is qualified to transact business and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect.
6.2    Authority; Binding Effect. The Company has the requisite corporate power and authority to enter into and deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.
6.3    No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in any material violation of (a) the charter and by-laws of the Company, and (b) any applicable law, ordinance, rule or regulation or any applicable order of any court or governmental authority, which violation, conflict or default would have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company or on the ability of the Company to perform its obligations hereunder.
6.4    The Shares. The Restricted Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, (b) the terms and conditions of the Plan and the Stockholders Agreement and (c) liens or encumbrances created by or imposed by the Recipient.
6.5    No Broker Fees. The Company has not employed any investment banker, broker or finder or incurred any actual or potential liability or obligation, whether direct or indirect, for any brokers’ fees or finders’ fees in connection with the transactions contemplated by this Agreement, for which the Recipient will be liable.
ARTICLE 7
TAXATION
7.1    Withholdings. Whenever Restrictions lapse with respect to the Restricted Shares pursuant to Section 4, the Company shall notify the Recipient of the amount of tax, if any, which must be withheld by the Company under all applicable federal, state and local tax laws. The Recipient agrees to make arrangements with the Company to (a) remit a cash payment of the required amount to the Company or (b) authorize the deduction of such amount from the Recipient’s compensation. Notwithstanding the prior sentence, the Company shall, upon the Recipient’s request, accept surrender of a whole number of Restricted Shares (or other Shares held by the Recipient) having a Fair Market Value, determined as of the date the amount of tax to be withheld is to be determined pursuant to the Code or other applicable law (the “Tax Date”), not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting) to cover all or a portion of the applicable withholding taxes (with the remainder paid pursuant to the preceding sentence). Request for such surrender shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or prior to the applicable Tax Date and (ii) once made, the election shall be irrevocable as to the particular Shares for which the election is made. Any adverse consequences to the Recipient arising in connection with the share withholding procedure set forth in this Section 7.1 shall be the sole responsibility of the Recipient.
7.2    83(b) Election. The Recipient has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Recipient is relying solely on such advisors and not on any statements of the Company or any of its agents. Except as provided below, the Recipient understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Recipient understands that it may be beneficial in certain circumstances to elect to be taxed as of the Grant Date rather than when the Restrictions lapse by filing an election under Section 83(b) of the Code (an “83(b) Election”), with the Internal Revenue Service within 30 days from the Grant Date. If the Recipient files an 83(b) Election, the Recipient shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. THE RECIPIENT ACKNOWLEDGES THAT IT IS HIS OR HER RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE 83(B) ELECTION, EVEN IF HE OR SHE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.
ARTICLE 8
MISCELLANEOUS
8.1    The Plan and Stockholders Agreement. Any Restricted Shares acquired pursuant to this Agreement shall also be subject to the terms and conditions of the Plan and the Stockholders Agreement. In the event of a conflict between the terms of this Agreement and the Plan or the Stockholders Agreement, the terms of the Plan or the Stockholders Agreement shall control.
8.2    Amendment and Waiver. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement shall, without the consent of the Recipient, materially impair any rights or obligations under the Restricted Shares.
8.3    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
8.4    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
8.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law principles of any jurisdiction.
8.6    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.
8.7    Entire Agreement. This Agreement, together with the Stockholders Agreement and the Plan, is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
8.8    Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
8.9    Recipient Representation; Not a Contract of Service. The Recipient hereby represents that the Recipient’s execution of this Agreement and participation in the Plan is voluntary and that the Recipient has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Recipient any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Recipient at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company and the Recipient and approved by the Board.
8.10    Conformity to Securities Laws. The Recipient acknowledges that the Plan and this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the Restricted Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
8.11    Data Privacy Consent. As a condition of the Restricted Share grant, the Recipient explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan. The Recipient understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Recipient, including the Recipient’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Recipient further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Recipient’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Recipient understands that these recipients may be located in the Recipient’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Recipient’s country. The Recipient understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Recipient authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Recipient’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Recipient may elect to deposit any Shares. The Recipient understands that the Data will be held only as long as is necessary or appropriate to implement, administer, and manage the Recipient’s participation in the Plan. The Recipient understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Recipient understands that refusal or withdrawal of consent may affect the Recipient’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Recipient understands that he or she may contact his or her local human resources representative.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

BUCCANEER HOLDINGS, INC.

By:

Name: Jim Attwood
Title: Chairman

RECIPIENT

By:
Name:

EXHIBIT A

CONSENT
As the undersigned spouse of the Recipient, I hereby acknowledges that I have read that certain Restricted Stock Award Agreement by and between my spouse and the Company and dated as of August 16, 2013 (the “Restricted Stock Agreement”), the Plan and the Stockholders Agreement (collectively, the “Agreements”), and that I understand their contents. I am aware that the Agreements provide for the repurchase of the Restricted Shares under certain circumstances and impose other restrictions on the transfer of such Restricted Shares. I agree that my spouse's interest in the Restricted Shares are subject to the Agreements and any interest I may have in such Restricted Shares shall be irrevocably bound by the Agreements and further that my community property interest, if any, shall be similarly bound by the Agreements.
I am aware that the legal, financial and other matters contained in the Agreements are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreements that I will waive such right.
Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Restricted Stock Agreement.

Spouse

Witness